UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2026

XMAX Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36259	90-0746568
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6565 E. Washington Blvd., Commerce, CA 90040

(Address of Principal Executive Office) (Zip Code)

(323) 888-9999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XMAX	Nasdaq Stock Market

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 24, 2026, XMax Inc., a Nevada corporation (the “Company”), held a special meeting of the stockholders (the “Meeting”). A quorum was present at the Meeting and shareholders: (i) approved, in compliance with Nasdaq Listing Rule 5635(d), the sale and issuance of more than 20% of the Company’s issued and outstanding common stock in a private placement offering at a price lower than the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d) (the “Private Placement Issuance”); (ii) approved, in compliance with Nasdaq Listing Rule 5635(d), the sale and issuance of more than 20% of the Company’s issued and outstanding common stock in a registered direct offering under an effective registration statement on Form S-3 (Registration Number 333-295406) at a price lower than the “Minimum Price” as defined in Nasdaq Listing Rule 5635(d) (the “Shelf Issuance”); and (iii) approved to grant discretionary authority to the Company’s Chairman of the Board of Directors to adjourn the Special Meeting for the purpose of soliciting additional proxies to approve proposals i and ii.

The final voting results of the matters submitted to a shareholder vote at the Meeting are as follows:

Proposal 1: Approval of Private Placement Issuance

For	Against	Abstain
25,775,447	279,140	52,402

Proposal 2: Approval of Shelf Issuance

For	Against	Abstain
25,775,415	279,146	52,428

Proposal 3: Approval of Grant of Discretionary Authority to Chairman of the Board

For	Against	Abstain
25,775,196	279,478	52,315

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

XMax Inc.

/s/ Xiaohua Lu
Xiaohua Lu
Chief Executive Officer

July 28, 2026